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                                                                EXHIBIT 3.1

                            STOCK PURCHASE AGREEMENT

       THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 7th day of January, 1997 by and among the following parties: U.S. Technologies, Inc., a Delaware corporation (the "Company"); Tintagel, Ltd., a Turks & Caicos Islands Trust ("Tintagel"); Komen Holdings Pty., Ltd., an Australian corporation ("Komen") (Tintagel and Komen are collectively referred to herein as the "Sellers" and individually, a "Seller"); and GWP, Inc., a Georgia corporation (the "Purchaser").

                                    Recitals

       The Sellers own 9,169,000 shares of the common stock of the Company. The Sellers desire to sell such shares to the Purchaser and the Purchaser desires to purchase such shares from the Sellers, all as herein provided and on the terms and conditions hereinafter set forth. The Company consents to the sale of such shares.

                                    Covenants

       In consideration of the representations, warranties and covenants and subject to the conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                         PURCHASE AND SALE OF THE SHARES

       1.1 PURCHASE AND SALE. Each of the Sellers will sell, transfer, assign and deliver to the Purchaser at the Closing (as defined below), free and clear of all liens, pledges, encumbrances, claims, equities and contractual restrictions on transfers of every kind, and the Purchaser will purchase and accept from each of the Sellers, on the terms and subject to the conditions set forth in this Agreement, all of the issued and outstanding shares of common stock of the Company owned by the Sellers (collectively the "Shares").

       1.2 AMOUNT OF THE PURCHASE PRICE. As consideration for the Shares (the "Purchase Price"), the Purchaser agrees, subject to the terms, conditions and limitations set forth in this Agreement, to pay to or for the account of the Sellers, in the manner specified in Section 1.4 hereof, an amount equal to nine hundred thirty seven thousand dollars (U.S.) ($937,000), allocated among the respective Sellers as follows:

                  Tintagel -   $437,000
                  Komen -      $500,000

       1.3 TIME AND PLACE OF THE CLOSING. The closing of the purchase and sale of the Shares shall take place at the offices of Schnader Harrison Segal & Lewis, 303 Peachtree Street, N.E.,

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Suite 2800, Atlanta, GA 30308, at 10:00 A.M., local time, on or before April 7,
1997; provided, however, that if any of the conditions which are set forth in Articles 7 and 8 of this Agreement has not been satisfied (or waived) by said date, then the closing shall take place on a subsequent date which shall be determined by the mutual agreement of the Purchaser and the Sellers. Throughout this Agreement, such event is referred to as the "Closing" and such date and time are referred to as the "Closing Date."

       1.4 PROCEDURE AT THE CLOSING. At the Closing. the parties agree to take the following steps in the order listed below (provided, however, that upon their completion all such steps shall be deemed to have occurred simultaneously):

              (a) The Company and the Sellers shall deliver to the Purchaser evidence, in such form as in each case is reasonably satisfactory to the Purchaser, that each of the conditions to the obligation of the Purchaser to purchase the Shares from the Sellers which is set forth in Article 7 of this Agreement has been satisfied;

              (b) The Purchaser shall deliver to the Sellers evidence, in such form as in each case is reasonably satisfactory to each of the Sellers, that each of the conditions to the obligations of the Sellers to sell the Shares to the Purchaser which is set forth in Article 8 of this Agreement has been satisfied;

              (c) Each of the Sellers shall deliver to the Purchaser duly executed certificates in valid form evidencing the Shares owned by such Seller, duly endorsed in blank or accompanied by duly executed stock powers in form reasonably acceptable to Purchaser;

              (d) The Purchaser shall deliver to each of the Sellers a promissory note in the amounts set forth in Schedule 1.2 which note shall be in the form of Exhibit A attached hereto accompanied by a stock purchase warrant which shall be in the form of Exhibit B attached hereto and secured by a Collateral Assignment and Security Agreement in the form of Exhibit C attached hereto; and

              (e) The Purchaser and the Sellers shall execute and deliver a cross receipt acknowledging receipt from the other, respectively, of the Shares and the Purchase Price.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

       In order to induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereunder, each of the Sellers severally (and not jointly) makes the following representations and warranties with respect to such Seller and his or its Shares.

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       2.1 STATUS AND EFFECT OF DELIVERY OF THE SHARES. The Seller is the legal and beneficial owner of the Shares described as owned by it in Schedule 2.1 and has valid marketable title thereto, free and clear of all liens, pledges, encumbrances, claims, equities, any rights of co-sale, and contractual restrictions on transfer of every kind. There are no outstanding warrants, options or rights of any kind to acquire from the Seller any of such Shares. Delivery of such Shares by the Seller to the Purchaser in accordance with this Agreement will vest title to all such Shares in the Purchaser, free and clear of any liens, pledges, encumbrances, claims, equities and contractual restrictions on transfers of every kind granted by the Seller or arising from the Seller's ownership of such Shares. A true copy of each share certificate evidencing such Shares is attached to this Agreement as part of Exhibit D.

       2.2 BINDING OBLIGATION. This Agreement has been duly executed and delivered by the Seller and is a valid and binding obligation of the Seller, enforceable in accordance with its terms. If the Seller is a corporation, such Seller has taken all requisite corporate action to authorize the execution of this Agreement and the consummation of the transactions contemplated hereby. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with or violate any provision of any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Seller, (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Seller, or (iii) require any additional consents or approvals except as may be otherwise provided for in this Agreement.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       In order to induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereunder, the Company makes the following representations and warranties.

       3.1 ORGANIZATION, POWER AND AUTHORITY OF THE COMPANY. The Company is a corporation duly organized and legally existing in good standing under the laws of Delaware, and has full corporate power and authority necessary to own or lease its properties and to carry on its business as it is now being conducted, to enter into this Agreement and to carry out the transactions contemplated hereby. The Company is duly qualified to do business and is in good standing as a foreign corporation in Texas and is not transacting business in any other state where the failure to so qualify would have a material adverse affect on the business or financial condition of the Company.

       3.2 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists solely of 50,000,000 shares consisting of 40,000,000 shares of common stock,

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21,957,263 of which are issued and outstanding and 10,000,000 shares of preferred stock none of which are issued and outstanding. No shares of the Company's capital stock is issued and held in its treasury. All of the issued and outstanding shares of capital stock of the Company are validly authorized and issued, fully paid and non-assessable. Shareholders of the Company do not have preemptive rights. Attached hereto is a Schedule 3.2 which describes outstanding options, warrants, and other convertible instruments. No dividends or other distributions have been made to any of the Sellers with respect to the Shares except as permitted by the corporate laws of the State of Delaware.

       3.3 SUBSIDIARIES OF THE COMPANY. The Company has no equity interest or right or obligation to acquire an equity interest in any other person or entity other than (i) Newdat, Inc., an Arizona corporation and wholly-owned subsidiary of the Company, which is a corporation duly organized, legally existing and in good standing under the laws of the State of Arizona; (ii) Lockhart Technology, Inc., an Arizona corporation and wholly-owned subsidiary of the Company, which is a corporation duly organized, legally existing and in good standing under the laws of the State of Arizona; and (iii) Sensoncorp, Ltd., an Arizona corporation of which the Company holds a eighty percent (80%) interest and is a corporation duly organized, legally existing and in good standing under the laws of the State of Arizona.

       3.4 FINANCIAL STATEMENTS OF THE COMPANY. The Company has previously delivered to the Purchaser the following financial statements of the Company:

           (a) audited balance sheets as of the last day of each of the fiscal years ended in December 1994 and 1995;

           (b) audited statements of income and retained earnings and changes in financial position for each of the fiscal years ended in December 1994 and 1995;

           (c) unaudited financial statements for the first three quarters of 1996 as contained in the Company's Form 10-Qs as filed with the Securities and Exchange Commission; and

           (d) unaudited, internally prepared financial information dated as of November 31, 1996.

Such financial statements are true and correct in all material respects, present fairly the financial position of the Company at each of the said balance sheet dates and the results of its operations for each of the said periods covered and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as may be disclosed in the auditors' reports thereon or the notes thereto. Except as provided in
Schedule 3.4, there have been no adverse material changes in the financial position of the Company since November 31, 1996.

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       3.5 LITIGATION INVOLVING THE COMPANY. There are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the knowledge of Company, threatened against the Company or any of its assets or properties except as set forth in Schedule 3.5 attached. There are no outstanding orders, decrees or stipulations issued by any local, state or federal judicial authority in any proceeding to which the Company is or was a party which adversely affect the assets, properties, business, financial condition or results of operations of the Company.

       3.6 RECORDS OF THE COMPANY. The Company has previously furnished the Purchaser with copies of the Company's articles of incorporation and all amendments thereto to date (certified by the Secretary of State of Delaware) and of the Company's bylaws (certified by the Company's secretary) and such copies are correct and complete in all respects. The Company has provided Purchaser an opportunity to review all of the Company's minute books and stock ledgers. A record of all action taken by the shareholders and the board of directors of the Company and all minutes of their meetings, since September 9, 1986, are contained in the minute books of the Company and are materially accurate and complete. The stock ledgers of the Company contain an accurate and complete record of all issuances and cancellations of shares of capital stock of the Company and warrants and options for capital stock of the Company since December 31, 1995.

       3.7 COMPLIANCE WITH LAWS BY THE COMPANY. The Company is in material compliance with all laws, regulations and orders applicable to the Company, its assets, properties and business. To the knowledge of Company, the Company is not under investigation regarding, and has not been charged or threatened with, and has received no notice with respect to, any claim or charge of, or investigation regarding, any failure to comply with or violation of any such applicable law, rule, regulation, code, approval, license, order, writ, decree, injunction or other governmental restriction.

       3.8 BINDING OBLIGATION. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or violate any provisions of the articles of incorporation or bylaws of the Company or any law, ordinance or regulation or any decree or order of any court or administrative or other governmental body that is either applicable to, binding upon or enforceable against the Company,
(ii) result in any breach of or default under any mortgage, contract, agreement, indenture or other instrument that is either binding upon or enforceable against the Company, or (iii) require any additional consents or approvals except as may be otherwise provided for in this Agreement.

       3.9 CONSENTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (1) do not and will not require the consent, waiver, approval, license, designation, or authorization of,


                                        5





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or the filing of any declaration with, any person or public authority; (2) do not and will not, with or without the giving of notice or the passage of time or both, violate or conflict with or result in a breach or termination of any provision of, or constitute a default under, or accelerate the performance required by the terms of, or result in the creation of any lien or other encumbrance upon any of the assets of the Company, or otherwise give rise to any liability or obligation under, any corporate charter, bylaws, contract or other agreement, or any license or permit, or any judgment, decree, statute, regulation or any other restriction of any kind or description to which the Company is a party or by which it or any of the assets of the Company may be bound; and (3) will not terminate or result in the termination of any such contract or other agreement, or in any way affect or violate the terms and conditions of, or result in the cancellation, modification, revocation, impairment or suspension of, any rights included in the assets of the Company, or interfere with the Company's continued use of the assets.

       3.10 SECURITIES LAW COMPLIANCE. The Company's common stock is registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and the Company has made all filings required under the Exchange Act. To the Company's best knowledge after due inquiry, all prior issuances of securities by the Company have been registered or exempt from registration under the Securities Act of 1933 and applicable state laws and regulations.

       3.11 COMPLIANCE WITH MATERIAL CONTRACTS. Except as set forth in Schedule 3.11, the Company has not received notice of any breach or default under any material contracts, agreements or instruments to which it is a party.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

       In order to induce the Company and the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser makes the following representations and warranties:

       4.1 ORGANIZATION, POWER AND AUTHORITY OF THE PURCHASER. The Purchaser is a corporation duly organized and validly existing under the laws of Georgia, with full corporate power and authority to enter into this Agreement and to carry out the transactions and agreements contemplated hereby.

       4.2 DUE AUTHORIZATION; BINDING OBLIGATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and is a valid and binding obligation of the Purchaser, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:
(i) conflict with or violate

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any provision of the articles of incorporation or by-laws of the Purchaser or of any decree or order of any court or administrative or other governmental body which is either applicable to, binding upon or enforceable against the Purchaser; (ii) result in any breach of or default under any mortgage, contract, agreement, indenture, will, trust or other instrument which is either binding upon or enforceable against the Purchaser; or (iii) require any additional consents or approvals except as may be otherwise provided for in this Agreement.

       4.3 NO ADVERSE LITIGATION. There are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the knowledge of Purchaser, threatened that seek to restrain, prohibit or invalidate the purchase of the Shares by Purchaser or any other transaction contemplated hereby, or materially affect the right of Purchaser to own the Shares or to control the Company.

       4.4 INVESTMENT REPRESENTATIONS. Purchaser understands that the Shares are being offered and sold to it under an exemption from registration provided for in the Securities Act of 1933 (the "1933 Act") and any applicable state securities laws. Purchaser represents and warrants that (a) it is able to bear the economic risk of its investment in the Shares and to hold the Shares for an indefinite period of time; (b) Purchaser's representatives have had an opportunity to discuss the Company's business, management and technical and financial affairs with the Company's management; (c) by reason of its business or financial experience and the business or financial experience of its representatives and advisers, Purchaser is capable of evaluating the Company and the merits and risks of an investment in the Shares and making an informed investment decision thereon; (d) the Shares are being acquired solely for Purchaser's own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof in violation of applicable securities laws; (e) except for the assignment permitted by Section 11.4, which assignment is not in violation of any applicable securities laws. Purchaser has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Shares or any part thereof and it has no present plans to enter into any such contract, undertaking, agreement or arrangement, and (f) it will not assign, sell or otherwise transfer the Shares except in accordance with all applicable federal and state securities laws.

       4.5 CORPORATE STRATEGY. Attached hereto as Exhibit E and incorporated herein by reference are all memoranda sent to the Company by the Purchaser and/or its representatives regarding future corporate strategy which Purchaser contemplates for the Company. These memoranda represents the intent of the Purchaser. While subject to change, Purchaser represents that the outline of corporate action for the Company contained in the memoranda are its present intentions and will amend the memoranda if changes are contemplated prior to Closing.

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                                    ARTICLE 5

                    COVENANTS OF THE SELLERS AND THE COMPANY

       5.1 BEST EFFORTS. The Company and each of the Sellers severally and not jointly will use its best efforts to cause to be satisfied as soon as practicable and on or prior to the Closing Date all of the conditions within its respective control set forth in Article 7 to the obligation of the Purchaser to purchase the Shares, provided that none of the Sellers will be obligated to make any additional capital contributions to the Company or to make any expenditures on behalf of the Company or to incur any indebtedness on behalf of the Company in order to ensure the accuracy of the representations and warranties of the Company on the date hereof or the Closing Date. This provision shall in no way serve to impair the validity or reliability of the representations and warranties of the Company.

       5.2 CONDUCT OF BUSINESS PENDING THE CLOSING. From and after the execution and delivery of this Agreement and until the Closing Date, except as otherwise provided by the prior written consent of the Purchaser, the Company covenants to:

            (a) conduct its business and operations in the usual and ordinary manner in which the same have heretofore been conducted and to use its best efforts to (i) preserve its business organization intact, (ii) keep available the services of its officers, employees, agents and distributors, and (iii) preserve its relationships with customers, suppliers and others having dealings with the Company;

            (b) maintain all of its properties necessary for the conduct of the Company's business in good repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and to maintain insurance of such types and in such amounts upon all of its properties and with respect to the conduct of its business as are in effect on the date of this Agreement;

            (c) not (i) authorize or issue any shares of its capital stock (including any held in its treasury) or any other securities except that authorization and issuance of up to 6 million shares to the Smith/Warren Group, a Georgia partnership; (ii) declare or pay any dividend or make any other distribution of or with respect to its shares of capital stock or other securities or purchase or redeem any shares of its capital stock or other securities; (iii) pay any bonus or increase the rate of compensation or pension, retirement or other fringe benefits of any of its salaried employees;
(iv) make any general increase in the compensation or rate of compensation or pension, retirement or other fringe benefits payable or to become payable to its hourly-rated employees or enter into a new or modified union collective bargaining agreement except with the advance approval of the Purchaser which approval shall not be unreasonably withheld or delayed; (v) sell or transfer any of its assets other than in the ordinary course of business; (vi) make or obligate itself to make capital expenditures, other than contracts or commitments with respect to

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items or substitutes for items set forth in the Company's capital budget, individually in excess of $500 or aggregating more than $2,500; (vii) incur any obligations or liabilities or enter into any transaction other than in the ordinary course of business; or (viii) amend its articles of incorporation or bylaws.

       5.3 ACCESS TO THE COMPANY'S PLANTS, PROPERTIES AND RECORDS. From and after the execution and delivery of this Agreement and prior to the Closing Date, the Company will afford to the representatives of the Purchaser access, during normal business hours and upon reasonable notice, to the Company's premises and its employees, officers, directors, agents and representatives, sufficient to enable the Purchaser to inspect the assets and properties and the books and records of the Company, and will furnish to such representatives during such period all such information relating to the foregoing investigation as the Purchaser may reasonably request.

       5.4 NO DISCLOSURE. From and after the execution and delivery of this Agreement and until the Closing Date, without the prior written consent of the Purchaser, the Company and each Seller severally and not jointly covenant not to disclose any term or condition of this Agreement to any person or entity except that such disclosure may be made (i) to any person in a business relationship with the Company or such Seller to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the purchase of the Shares which are set forth in this Agreement, and (ii) to the extent the Company or any such Seller believes in good faith that such disclosure is required by law (in which case the Company or such Seller will consult with the Purchaser prior to making such disclosure).

                                    ARTICLE 6

                           COVENANTS OF THE PURCHASER

       6.1 NO DISCLOSURE. From and after the execution and delivery of this Agreement and until the Closing Date, without the prior written consent of the Company and each of the Sellers, the Purchaser will not disclose any term or condition of this Agreement to any person or entity except that such disclosure may be made (i) to any person in a business relationship with the Company or the Purchaser to whom such disclosure is necessary in order to satisfy any of the conditions to the consummation of the purchase of the Shares which are set forth in this Agreement, and (ii) to the extent the Purchaser believes in good faith that such disclosure is required by law (in which case the Purchaser will consult with the Company and the Sellers prior to making such disclosure). The Purchaser will hold in confidence all documents and information concerning the Company and the Sellers furnished to the Purchaser pursuant to this Agreement, and if the sale of the Shares hereto shall not be consummated, such confidence shall be maintained in accordance with the confidentiality agreement between the Purchaser and the Company.

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                                    ARTICLE 7

                  CONDITIONS TO THE OBLIGATION OF THE PURCHASER

       The obligation of the Purchaser to purchase the Shares shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

       7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Company and each Seller contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The Company and each Seller shall have performed and complied in all material respects with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Company and each of the Sellers shall have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by such parties, certifying that its or his representations and warranties are thus true and correct in all material respects and that all of its or his obligations have been thus performed and complied with in all material respects.

       7.2 RECEIPT OF NECESSARY CONSENTS. Purchaser shall have obtained the approval of the Purchaser's shareholders referred to in Section 4.2 hereof for the purchase of the Shares contemplated hereby and such approval shall be shown by written evidence satisfactory to the Sellers.

       7.3 NO MATERIAL ADVERSE CHANGE OR OCCURRENCE. From and after January 2, 1997 until the Closing Date, there shall have been no change in the business or properties of the Company or in the financial condition of the Company, other than changes which in the aggregate shall not have had a material adverse effect on the business, properties, financial condition or results of operations of the Company, and the property, business or operations of the Company shall not have been adversely affected in any material way by fire, accident or other casualty (whether or not covered by insurance), and the Company shall not have disposed of any of its assets other than in the ordinary course of its business or with the prior written consent of Purchaser in accordance with Section 5.2 hereof.

       7.4 NO ADVERSE LITIGATION. There shall not be pending any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Shares to the Purchaser or any other transaction contemplated hereby, or to materially affect the right of the Purchaser to own the Shares or to control the Company.

       7.5 RESIGNATIONS AND RELEASES. The Company shall have delivered to the Purchaser the written resignations of such officers and directors of the Company as may be requested by the Purchaser. Each of the directors and officers of the Company shall have delivered to the

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Company and the Purchaser a release and waiver in a form mutually agreeable to each of them and to the Purchaser.

       7.6 OTHER AGREEMENTS. K. H. Smith and James V. Warren shall have been appointed as Directors and K. H. Smith shall have been appointed as President and Chief Executive Officer of the Company on or before the Closing Date. William Meehan and James Chen shall resign as Directors and/or as Officers of the Company effective as of the date hereof.

       7.7 INDEBTEDNESS TO TINTAGEL, LAURA TECHNOLOGIES, INC. AND LAURA INVESTMENTS, LTD. Arrangements satisfactory to the Purchaser shall have been made for the release of all indebtedness of the Company to Tintagel, Laura Technologies, Inc. and Laura Investments, Ltd. on the Closing Date, simultaneously with the Closing.

       7.8 SALE OF ADDITIONAL SHARES. The Company shall have authorized the sale to the Smith/Warren Group ("SWG"), a Georgia partnership of K. H. Smith and James V. Warren, of 1,500,000 shares at a price of $.10 per share and granted to SWG an option to purchase up to an additional 4,500,000 shares on or before April 7, 1997 at a price of $.10 per share.

       7.9 CONSENT OF PURCHASER. Purchaser shall consent to the Closing which consent shall be within its absolute discretion to grant or withhold.

                                    ARTICLE 8

                    CONDITIONS TO OBLIGATIONS OF THE SELLERS

       The obligation of the Sellers to sell the Shares shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

       8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct in all material respects at and as of the date hereof, and they shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time. The Purchaser shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. The Purchaser shall have delivered to the Sellers a certificate, dated as of the Closing Date and signed by a duly authorized director, certifying that such representations and warranties are thus true and correct in all material respects and that all such obligations have been thus performed and complied with in all material respects.

       8.2 CERTIFIED RESOLUTIONS. The Purchaser shall have delivered to the Sellers a copy of a resolution adopted by the board of directors of the Purchaser authorizing the purchase of the Shares contemplated by this Agreement, and a copy of a resolution of its shareholders authorizing

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the purchase of the Shares contemplated by this Agreement, certified as of the
Closing Date by its secretary or assistant secretary.

       8.3 PURCHASE OF SHARES. The Purchaser shall have acquired from the Company 1,500,000 shares of the common stock of the Company at a price of $.10 per share on the Closing Date, simultaneously with the Closing.

       8.4 ASSUMPTION OF DEBT. The Purchaser shall have assumed the debt of the Company to Rosemary Allen in the amount of approximately $43,000 which shall be paid by Purchaser on or before April 7, 1997.

                                    ARTICLE 9

                        CERTAIN ACTIONS AFTER THE CLOSING

       EXECUTION OF FURTHER DOCUMENTS. From and after the Closing, upon the reasonable request of the Purchaser, the Company and each Seller shall execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to convey and transfer to and vest in the Purchaser and protect its right, title and interest in the Shares and as may be appropriate otherwise to carry out the transactions contemplated by this Agreement.

                                   ARTICLE 10

                                  MISCELLANEOUS

       10.1 BROKERS, COMMISSIONS AND OTHER EXPENSES.

            (a) The Purchaser will indemnify and hold harmless the Sellers from the commission, fee or claim of any person, firm or corporation employed or retained or reasonably claiming to be employed or retained by the Purchaser to bring about, or to represent it in, the transactions contemplated hereby.

            (b) Whether or not the transactions contemplated by this Agreement are consummated, the Company shall pay all of the expenses incurred by it, and the Sellers shall pay expenses which they incur and the Purchaser shall pay all expenses which they incur in connection with the transactions contemplated by this Agreement, including but not limited to the reasonable fees and expenses of their respective accountants and legal counsel.

            (c) The Sellers will indemnify and hold harmless the Purchaser from the commission, fee or claim of any person, firm or corporation employed or retained or reasonably claiming to be employed or retained by the Sellers to bring about, or to represent it in, the transactions contemplated hereby.

       10.2 AMENDMENT AND MODIFICATION. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

       10.3 TERMINATION. Anything to the contrary herein notwithstanding, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

            (i) by the mutual written consent of all of the parties hereto at any time prior to the Closing Date;

            (ii) by the Purchaser at any time prior to the Closing Date if there shall be a pending action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate the sale of the Shares to the Purchaser or any other transaction contemplated hereby, or materially affect the right of the Purchaser to own the Shares or to control the Company;

            (iii) by the Purchaser in the event of the material breach by the Sellers or the Company of any provision of this Agreement, which breach is not remedied by the breaching party or waived by the Purchaser within 30 days after receipt of notice thereof from the Purchaser;

            (iv) by any Seller in the event of the material breach by the Purchaser of any provi sion of this Agreement, which breach is not remedied by the Purchaser within 30 days after receipt of notice thereof from such Seller; or

            (v) by any party hereto if the Closing has not taken place by April 7, 1997.

If this Agreement is terminated, no party shall have any liability for any costs, expenses, loss of anticipated profit or any further obligation for breach of warranty or otherwise to any other party to this Agreement.

       10.4 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives. The rights and obligations of the Purchaser hereunder may not be assigned to any other party without the consent of the Sellers, except that Purchaser may assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of the Purchaser, or a subsidiary of SWG, provided that any such assignment shall not relieve Purchaser of its obligations hereunder.

       10.5 ENTIRE AGREEMENT. This Agreement and the exhibits and schedules attached hereto, and the other writings referred to herein or delivered pursuant hereto, and the confidentiality agreement between the Purchaser the Company, contain the entire agreement of the parties hereto with respect to the purchase of the Shares and the other transactions contemplated herein, and supersede all prior understandings, agreements and representations of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the schedules and exhibits attached hereto.

       10.6 HEADINGS. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

       10.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

       10.8 NOTICES. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by electronic facsimile, as follows:

       If to the Company, addressed to:

                       U.S. Technologies, Inc.
                       Suite 1110, Bank of Canada Building
                       900 West Hastings Street
                       Vancouver, BC V6C 1E5
                       Canada
                       Attention:  Mr. John V. Allen
                       Fax No.: (604) 688-4994

       If to Tintagel, Ltd., addressed to:

                       Tintagel, Ltd.
                       c/o S.T.A.R. Corporate Services Limited
                       Hibiscus Court, Pond Street
                       Grand Turk, Turks and Caicos Island
                       British West Indies
                       Fax No.: (809) 946-2503

       If to Komen Holdings Pty. Ltd., addressed to:

                       Komen Holdings Pty. Ltd.
                       65 Hume Street
                       Crows Nest, New South Wales 2065
                       Attention: Mr. Brian O'Loan
                       Fax No.: 612990-63-259

         If to the Purchaser, addressed to:

                       GWP, Inc.
                       One Buckhead Plaza
                       3060 Peachtree Road, N.W.
                       Suite 1890
                       Atlanta, GA 30305
                       Attention: Mr. K. H. Smith
                       Fax No.: (404) 869-1635

Any party may change the address or electronic facsimile number to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice. Any notice delivered personally or by registered or certified mail or electronic facsimile shall be deemed to have been given on the date it is received (or the following business day, if received on a non-business day or after 5:00 p.m. local time at the place of receipt).

       10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed therein.

       10.10 SURVIVAL OF WARRANTIES. The Company Warranties set forth in this Agreement shall survive the Closing and the Closing Date, but only for a period of one year after the Closing Date. The representations and warranties of the Purchaser set forth in Article IV of this Agreement shall survive the Closing and the Closing Date, but only for a period of one year after the Closing Date. The several representations of the Sellers set forth in Article II of this Agreement shall survive the Closing and the Closing Date, but only for a period of one year after the Closing Date.

       10.11 UNFILLED BLANK SPACES. Prior to the Closing the parties hereto shall mutually agree to the information which shall be inserted in any blank spaces which remain in this Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TINTAGEL, LTD.                                  KOMEN HOLDINGS PTY. LTD.

By:                                             By:
   --------------------------------                -----------------------------
Title:                                          Title:
      -----------------------------                   --------------------------

                                              GWP, INC.

                                              By:
                                                 -------------------------------
                                              Title:
                                                    ----------------------------

                                               U.S. TECHNOLOGIES, INC.

                                               By:
                                                  ------------------------------
                                               Title:
                                                     ---------------------------

                        INDEX OF EXHIBITS

EXHIBIT No.                    DESCRIPTION

      A                 Form of Promissory Note from Purchaser to Seller

      B                 Form Stock Purchase Option from Purchaser to Seller

      C                 Form of Collateral Assignment and Security Agreement

                                    EXHIBIT A

                                 PROMISSORY NOTE

$_________                                                     ___________, 1997

       FOR VALUE RECEIVED, GWP, INC. (referred to herein as the "Maker"), hereby promise to pay to the order of ____________________ (the "Payee"), or order, at Payee's address ____________________________ or at such other place as may be designated in writing by Payee, the principal sum of ___________________THOUSAND _______________ HUNDRED AND NO/100THS DOLLARS
($_________) in lawful money of the United States of America.

       The unpaid principal balance of this Note shall bear interest at the rate of eight percent (8%) per annum simple interest. All principal and interest shall be due and payable on December 31, 1998.

       The unpaid principal balance may be prepaid at any time and from time to time, in whole or in part, without premium or penalty.

       The Maker agrees to reimburse the Payee on demand for all costs, expenses, and charges including, without limitation, reasonable attorneys' fees in connection with the enforcement and collection of this Note, and any such amount which is not paid when due.

       This Note shall not be modified or discharged, nor shall compliance with any provision of this Note be waived, except by a writing duly executed by the Payee.

       Presentment for payment, demand, notice of dishonor, protest and notice of protest, and the benefits of homestead exemptions are hereby waived by the Maker, as well as any benefit under any exemption or insolvency laws as to this indebtedness and the Maker agrees to be bound for the payment hereof notwithstanding any agreement or agreements for extension of the due dates of any said installments made by the Payee before, on or after the maturity hereof, even though without its consent, or without notice to it. No delay or omission of Payee's exercise rights hereunder shall impair any such right or power or shall be construed to be a waiver of any default or any acquiescence therein.

       Demand for payment shall be presumed to have been issued and the entire unpaid principal sum of this Note, together with accrued interest thereon, if any, shall become immediately due in the event of the occurrence of any one or more of the following:

       (a) The filing by either Maker or U.S. Technologies, Inc. ("USXX"), Delaware corporation, of a voluntary petition in bankruptcy; or

       (b) The failure by either Maker or USXX within thirty (30) days thereof to lift any filing against Maker of any involuntary petition in bankruptcy, execution or attachment; or

       (c) The adjudication of either Maker or USXX as bankrupt unless the bankruptcy of USXX is triggered by events which occurred prior to the date of this Note; or

       (d) Any assignment by either Maker or USXX for the benefit of its creditors; or

       (e) The invalidity or illegality of any portion of this Note by reason of any act or omission by Maker.

       Payee and Maker hereby each acknowledge that this Promissory Note is consideration for the purchase by Maker of ______ shares of the common stock of USXX (the "Payee's Shares") which Maker has pledged to Payee as security for this Note pursuant to a Collateral Assignment and Security Agreement of even date herewith.

       Furthermore, Maker acknowledges that on or before April 7, 1997, an affiliate of Maker, Smith/Warren Group, a Georgia partnership ("SWG"), is obligated to purchase an additional 2 million shares of the common stock of USXX at a price of $.10 per share. Failure of SWG to acquire the additional 2 million shares of USXX common stock shall result in a default under this Note. Should such default occur, Payee's sole recourse shall be to recover the Payee's Shares and Maker hereby agrees to return to Payee the Payee's Shares which shall be in full and complete satisfaction of this Note. If the Payee's Shares are not returned by April 15, 1997 to Payee upon Maker's failure to purchase the additional shares from USXX, Payee shall be entitled to seek all remedies available to it against the Maker under the Collateral Assignment and Security Agreement and applicable law.

       This Note shall be governed and construed under the laws of the United States of America, State of Georgia. Maker hereby submits to the exclusive jurisdiction of any state or federal court sitting in Atlanta, Georgia, in any action or proceeding arising out of or relating to this Note and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Maker hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of Payee with respect thereto. Nothing herein, however, shall affect the right of Payee to bring any action or proceeding arising out of or relating to this Note in any other court.

       IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be signed, sealed and delivered as of the date first above written.

ATTEST:                                        MAKER:

                                               GWP, INC.

                                               By:
--------------------------------                  ------------------------------

                                    EXHIBIT B

                         OPTION TO PURCHASE COMMON STOCK

                                       OF

                             U.S. TECHNOLOGIES, INC.

         This is to Certify That, FOR VALUE RECEIVED, Tintagel, Ltd., _____, or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Option, from GWP, Inc., a Georgia corporation ("GWP"), _________ fully paid, validly issued and nonassessable shares of Common Stock, $.01 par value, of U.S. Technologies, Inc. (the "Company") ("Common Stock") at a price of $0.25 per share at any time or from time to time during the period from July 1, 1998 to September 2, 1998, but not later than 5:00 p.m. Atlanta, Georgia Time, on September 2, 1998. The number of shares of Common Stock to be received upon the exercise of this Option and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Option Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

         (a)  EXERCISE OF OPTION.

              This Option may be exercised in whole or in part at any time or from time to time on or after July 1, 1998 and until September 2, 1998 (the "Exercise Period"); provided, however, that (i) if either such day is a day on which banking institutions in the State of Georgia are authorized by law to close, then on the next succeeding day which shall not be such a day, or (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, the Holder shall have the right to exercise this Option commencing at such time for a period of ninety (90) days thereafter into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Option might have been exercisable immediately prior thereto, or (iii) in the event of the prepayment of that Note from GWP to Holder dated _________, 19__ in the amount of $_________ (the "Note"), Holder shall have the right to exercise this Option in the amount of twenty percent (20%) of such prepayment amount at any time within ninety (90) days after the date such prepayment is made. This Option may be exercised by presentation and surrender hereof to GWP at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Option Shares specified in such form. Payment therefor may be made by forgiveness of indebtedness due on the Note in an amount of up to $_______ plus twenty percent (20%) of interest remaining due on the Note. As soon as practicable after each such exercise of the Options, but not later than seven (7) days from the date of such exercise, GWP shall provide instructions to the Company's transfer agent to deliver to the Holder a certificate or certificate for the Option Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Option should be exercised in part only, GWP shall, upon surrender of this Option for cancellation, execute and deliver a new option evidencing the rights of the Holder thereof to purchase the balance of the Option Shares purchasable thereunder.

         (b) RESERVATION OF SHARES. GWP shall at all times own and reserve for delivery upon exercise of this Option such number of shares of the Company's Common Stock as shall be required for delivery upon exercise of this Option.

         (c) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Option and are not enforceable against the Company except to the extent set forth herein.

         (d) ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the option shall be subject to adjustment from time to time upon the happening of certain events as follows:

              (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

              (2) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or options, then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (8) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or options, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

              (3) Whenever the Exercise Price payable upon exercise of each Option is adjusted pursuant to Subsections (1) or (2) above, the number of Shares purchasable upon exercise of this Option shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Option by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

              (4) For the purpose of any computation under Subsection (2) above, the current market price per share of Common Stock at any date shall be deemed to be the lower of (i) the average of the daily closing prices for 30 consecutive business days before such date or (ii) the closing price on the business day immediately preceding such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on such exchange, the average of the highest reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

              (5) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (6) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (d) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (d) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (d), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock.

              (6) Whenever the Exercise Price is adjusted, as herein provided, GWP shall be required to promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of the Option, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at its last known address. In the event of a dispute between the Holder and GWP, GWP shall retain a firm of independent certified public accountants (who may be the regular accountants employed by the Company) to make any computation required by this Section (d), and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

              (7) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Option thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (7), inclusive above.

         (e) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Option) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, GWP shall, as a condition precedent to its consent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Option at any time prior to the expiration of the Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions of this Section shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (d) hereof.

         IN WITNESS HEREOF, GWP, Inc. has executed this Stock Option Agreement on the ____ day of ___________, 199__.

                                                  GWP, INC.

                                                  By:
                                                     ---------------------------
                                                       Ken Smith
                                                       Chief Executive Officer

[SEAL]

Dated:                          , 1996
      --------------------------
Attest:

--------------------------------------
Secretary

                                  PURCHASE FORM

                                                              Dated     , 19
                                                                   -----    ---

         The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing ______________ shares of Common Stock and hereby makes payment of _________________ in payment of the actual exercise price thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name:
     ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address:
        ------------------------------------------------------------------------
              Signature:
                        --------------------------------------------------------

                                 ASSIGNMENT FORM

       FOR VALUE RECEIVED,_______________________hereby sells, assigns and transfers unto


Name:
     ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address:
        ------------------------------------------------------------------------

the right to purchase Common Stock represented by this Option to the extent of _________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ______________________________ Attorney, to transfer the same on the books o of the Company with full power of substitution in the premises.

Date       , 19
    -------    -----

Signature:
          ----------------------------------------------------------------------

                                    EXHIBIT C

                  COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of the ____ day of December, 1997 by and between GWP, INC., a Georgia corporation (hereinafter referred to as an "Assignor"), and TINTAGEL, LTD. ("Tintagel"), a Turks & Caicos Trust.

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties agree as follows:

         1. Security. As collateral security for, and to secure the prompt payment in full of, any and all indebtedness, obligations, liabilities, covenants and duties of Assignor to Tintagel under that certain Promissory Note in the original principal amount of $_______ of even date herewith, paid by Assignor to the order of Tintagel (hereinafter "Note") executed by Assignor to Tintagel as payee, and all expenses and attorney's fees chargeable to Assignor, as provided in said Note or this Agreement (all such indebtedness, obligations, liabilities, covenants and duties being collectively herein referred to as "Obligations"), Assignor hereby grants, assigns and conveys to Tintagel its entire right, title and interest in and to ____________ (___) shares of the common stock (the "Common Stock") of U.S. Technologies, Inc. ("USXX"), including, without limitation, all proceeds thereof and all rights corresponding thereto (such shares and all proceeds thereof and all rights corresponding thereto being collectively referred to herein as the "Pledged Stock").

         2. Certain Representations. Assignor covenants, represents, and warrants that:

             (a) Assignor is the legal and beneficial owners of __________ (___) shares of the Common Stock of USXX;

             (b) Assignor is the sole and exclusive legal and beneficial owner of the entire and unencumbered right, title and interest in and to the Pledged Stock, free and clear of any liens, charges and encumbrances;

             (c) Assignor has the right to enter into this Agreement and perform its terms; and,

             (d) Simultaneously with the execution of this Agreement, Assignor has surrendered to Tintagel the outstanding stock certificate No. ______ for the Pledged Shares, which Certificate No. __ shall be duly endorsed in favor of Tintagel and accompanied by a stock power executed by Assignor in blank in such form as shall be acceptable to Tintagel, such Pledged Shares to be held by Tintagel as collateral security pursuant to the terms and conditions of this Agreement.

         3. General Affirmative Covenants. Assignor covenants to Tintagel that, from and after the date hereof, and so long as any amount remains unpaid on account of the Note:

             (a) Assignor will not sell, assign, transfer or otherwise dispose of any of the Pledged Stock, or any interest therein. Assignor will do such acts as Tintagel may request to establish and maintain with Tintagel a valid and perfected security interest in the Pledged Stock free of any other liens and security interests.

             (b) Assignor will sign such financing statement or statements in form satisfactory to Tintagel, which Tintagel may at any time desire to file in order to perfect its security interest in the Pledged Stock and reimburse Tintagel for the cost of filing the same; and they will execute and/or deliver to Tintagel any instrument, invoice, document, assignment or other writing which may be necessary or convenient to Tintagel to carry out the terms of this Agreement, and to perfect his security interest in and facilitate the collection of the Pledged Stock, and the proceeds thereof.

             (c) Tintagel, or any person or persons designated by it, shall have the right to call at the place or places of business of Assignor or USXX at any reasonable time, and without hindrance or delay, to inspect, audit, check and make extracts from Assignor's or Tintagel's books, records, journals, orders, receipts and any correspondence and other data relating to Assignor's or Tintagel's business or to any other transactions between or among the parties hereto.

             (d) Assignor shall promptly notify Tintagel in writing (i) upon the occurrence of any default as set forth in the Note, or any event or condition which the passage of time or giving of notice, or both, would constitute a default; (ii) of each change in the name of or trade name used by USXX and, the location of the chief executive office or the principal place of the business or place where the business records of USXX are kept; (iii) of all threatened or actual actions or suits, investigations or proceedings before any court, arbitrator or governmental entity against Assignor or USXX including but not limited to environmental or labor disputes which may have an adverse material effect on the Company; (iv) of any material adverse change in the condition (financial or otherwise) of Assignor or USXX; and (v) of any seizure or levy upon any part of the Pledged Stock or any other Common Stock of USXX.

             (e) Assignor shall not, without the express prior written consent of Tintagel: (i) cause USXX to sell all or substantially all of the assets of USXX, or cause USXX to engage in a liquidation, dissolution, merger, consolidation, recapitalization, or any other stock reclassification or business combination; or (ii) cause USXX to sell, transfer or otherwise dispose of any of its assets other than in the ordinary course of its business for fair consideration.

             4. Events of Default. The following shall constitute events of default hereunder (an "Event of Default"):

                  (a)  The occurrence of a default under the Note.

                  (b) Any material representation or warranty made by Assignor in this Agreement or in any certificate, financial or other statement furnished at any time hereunder or in connection with this Agreement proving to have been untrue in any material respect when made or furnished.

                  (c) The default by Assignor in the observance or performance of any other material covenant or agreement contained in this Agreement.

                  (d) Failure of the Assignor's affiliate Smith/Warren Group, a Georgia partnership, to purchase on or before April 7, 1997 an additional 2 million shares of USXX at a price of $.10 per share.

                  (e) Failure of the Purchaser to pay the debt of the Company to Rosemary Allen in the amount of $43,--- on or before April 7, 1997.

             5. Remedies. Upon the occurrence or existence of any Event of Default, or at any time thereafter (such default not having been previously cured), Tintagel shall have such rights and remedies as shall be provided in the Note, this Agreement, and otherwise at law or at equity (including all rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of Georgia), which rights and remedies are cumulative and may be exercised simultaneously, and which rights and remedies shall include but not be limited to the following:

                  (a) Tintagel may, at its option, declare the Note to be immediately due and payable, whereupon the same (including the aggregate principal amount of the Note together with all accrued interest thereon) shall become immediately due and payable without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Assignor, anything contained herein or in the Note to the contrary notwithstanding.

                  (b) Tintagel shall have the immediate right, if Tintagel so desires, in his sole and absolute discretion, to apply any and all funds available under or constituting the Pledged Stock, towards the total indebtedness owed by Assignor to Tintagel as evidenced herein. In connection with said rights of Tintagel to apply the Pledged Stock to the outstanding indebtedness owed by Assignor to Tintagel, Assignor hereby designates, appoints, and assigns Tintagel as Assignor's attorney-in-fact and agent to apply any and all funds constituting the Pledged Stock to the total indebtedness owing by Assignor to Tintagel. Said rights shall include the right to sell, assign and deliver all or any portion of the Pledged Stock, at the same time or at different times without notice, demand, or advertisement of any kind. Tintagel shall have the right and power (a) for and in the name, place and stead of Assignor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Stock, and (b) to receive, endorse and collect all checks and other orders for the payment of money made payable to Assignor representing any distribution payable in respect of the Pledged Stock or any part thereof and to give full discharge for the same. Any remainder of the proceeds after payment in full of the Obligations shall be paid over to Assignor. Notice of any sale or other disposition of the Pledged Stock shall be given to Assignor at least fifteen (15) days before the time of any intended public or private sale or other disposition of the Pledged Stock is to be made, which Assignor hereby agrees shall be reasonable notice of such sale or other disposition.

                  (c) Assignor shall pay Tintagel on demand for all costs, expenses, and charges, including without limitation, reasonable attorneys' fees and court costs, in connection with the enforcement of this Agreement.

                  (d) Notwithstanding any provision herein to the contrary, should the default of Assignor be caused by its failure to purchase an additional 2 million shares of the Common Stock of USXX on or before April 7, 1997, Tintagel's only recourse shall be the right to assign and deliver all of the Pledged Stock back to itself in full and complete satisfaction of the Note. Furthermore, Assignor hereby waives any and all right whatsoever to object to the assignment and delivery of the Pledged Stock back to Tintagel should it fail to purchase the additional 2 million shares of Common Stock of USXX at a price of $.10 per share on or before April 7, 1997.

             6. Voting; Distributions. Except as provided herein, unless and until there shall have occurred and be continuing an Event of Default, Assignor shall have the exclusive right to vote the shares represented by the Pledged Stock and to receive any and all dividends or distributions related thereto.

             7.   Miscellaneous.

                  (a) Repayment; Termination. If the Obligations secured by this Agreement have been satisfied in full to the satisfaction of Tintagel, then at such time, Tintagel shall re-assign, re-convey, and transfer to Assignor all Pledged Stock held by Tintagel to or for the Obligations, and this Agreement shall terminate.

                  (b) Cumulative Rights; Non-Waiver. Each and every right granted to Tintagel under this Agreement, the Note and any other document delivered hereunder or in connection herewith or allowed by law or equity shall be cumulative and may be exercised from time to time. No failure on the part of Tintagel to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise by Tintagel of any right preclude any other or future exercise thereof or the exercise of any other right. No waiver by Tintagel of any default hereunder shall constitute a waiver of any subsequent default.

                  (c) Governing Law; Submission to Jurisdiction. This Agreement, the Note, and the rights and Obligations of the parties hereunder and thereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia. Assignor hereby submits to the exclusive jurisdiction of any state or federal court sitting in Atlanta, Georgia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each Assignor hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of Tintagel with respect thereto. Tintagel may make service on any Assignor by sending or delivering a copy of the process to such Assignor to be served at the address and in the manner provided for the giving of notices herein. Nothing in this Section, however, shall affect the right of Tintagel to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Assignor agree that a final nonappealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                  (d) Survival. All representations, warranties, and covenants made herein shall survive the execution and delivery of the Note and any other agreement or instrument hereunder.

                  (e) No Assignment. No assignment hereof shall be made by Assignor without the prior written consent of Tintagel.

                  (f) Notices, Etc. All notices, requests, demands and other communication provided for hereunder shall be in writing and mailed or personally delivered to the applicable party at the address indicated below:

                  If to Assignor:   GWP, Inc.
                                    One Buckhead Plaza
                                    3060 Peachtree Road, N.W.
                                    Suite 1890
                                    Atlanta, GA 30305
                                    Attention: Mr. K. H. Smith
                                    Fax No.: (404) 869-1635

                  If to Tintagel:   Tintagel, Ltd.
                                    c/o S.T.A.R. Corporate Services Limited
                                    Hibiscus Court, Pond Street
                                    Grand Turk, Turks and Caicos Island
                                    British West Indies
                                    Fax No.: (809) 946-2503

or, as to each party, at such other address as shall be designated by such party in written notice to the other party complying as to the delivery with the terms hereof. Except as otherwise expressly provided in this Agreement, all such notices, requests, demands and other communication shall be effective upon the third (3rd) day after such notice is deposited in the United States mail (by registered or certified U.S. mail, return receipt requested, and postage prepaid), or when communicated via facsimile at the number provided above, or when personally delivered to the addressee via overnight express mail service.

                  (g) Specific Performance. Assignor agrees that it is impossible to measure in money the damages which will accrue to Tintagel by reason of the failure of Assignor to comply with this Agreement. Because the obligations under this Agreement are of a special, unique and extraordinary character and the remedy at law for any breach of any such obligation shall be inadequate, Tintagel shall be entitled, in addition to all remedies otherwise available pursuant to this Agreement at law or in equity (which rights and remedies are cumulative and may be exercised simultaneously), to institute an action or proceeding to enforce specifically the provisions of this Agreement, and the party against whom such action is brought agrees not to urge in such action or proceeding the claim or defense that a remedy at law exists.

                  (h) Amendment, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or the Note, nor consent to or departure by Assignor therefrom, shall in any event be effective unless the same shall be in writing and signed by Tintagel, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  (i) Counterparts. This Agreement may be executed in two or more counterparts, each of which when fully executed shall be an original, and all of such counterparts taken together shall be deemed to constitute one and the same agreement.

                  (j) Complete Agreement. Except as contemplated herein, this Agreement supersedes all prior discussions and agreements between the parties with respect to the express subject matter contained herein, and this Agreement contains the sole and entire agreement between the parties with respect to the express transactions contemplated herein.

                  (k) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

                  (l) Severability. If any provision of this Agreement is declared void by any court of competent jurisdiction, the validity of any other provision of this Agreement shall not be affected. In the event of such declaration, the parties are obligated to negotiate diligently and in good faith to modify the offending provision so as to bring it into compliance with applicable law while preserving to the maximum extent feasible the benefits of this Agreement to all parties.

                  (m) Judicial Interpretation. The parties understand, acknowledge, and agree that, should any provision of this Agreement require judicial interpretation, the court or other tribunal interpreting or construing the Agreement shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared same, it being agreed that all parties or their agents have read, understood, and participated in the negotiation of this Agreement.

                  (n) Number; Gender; Section Headings, Etc. Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular, and the gender of any word shall include all other genders. The section and other headings contained in this Agreement are for identification or reference purposes only and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise provided herein, references to a period of days shall mean consecutive calendar days. If the last day of any time period stated herein shall fall on a Saturday, Sunday or legal holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or legal holiday.

                  (o) Joint and Several Liability. Assignor acknowledges and agrees that it shall be jointly and severally liable for all obligations of Assignor hereunder.

                  (p) Further Assurances. Assignor covenants and agrees that it shall execute and deliver such other agreements, instruments and documents as are or may become necessary or convenient to effect and carry out the performance of the activities contemplated by this Agreement.

             IN WITNESS WHEREOF the parties hereto have executed this Agreement under seal, all as the day and year first above written.

                                    ASSIGNOR:

                                    GWP, INC.

                                    By:
                                       -----------------------------------------
                                         Ken Smith, President

                                    TINTAGEL, LTD.

                                    By:
                                       -----------------------------------------
                                          ------------,-------------------------



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